Exhibit 33.12

ASSURANT

Specialty Property	260 Interstate North Circle, SE Atlanta, GA 30339-2210 T 770.763.1000 F 770.859.4000 www.assurant.com

REPORT ON ASSESSMENT OF COMPLIANCE WITH

§1122(d)(2)(vi), §1122(d)(4)(xi) and §1122(d)(4)(xii)

of REGULATION AB SERVICING CRITERIA

FOR THE REPORTING PERIOD

JANUARY 1, 2013 TO DECEMBER 31, 2013

American Security Insurance Company, Standard Guaranty Insurance Company and TrackSure Insurance Agency, Inc. (collectively, the “Asserting Party”) is responsible for assessing compliance for the period of January 1, 2013 through December 31, 2013 (the “Reporting Period”) with the servicing criteria set forth in §1122(d)(2)(vi), §1122(d)(4)(xi) and §1122(d)(4)(xii) of Title 17, §229.1122(d) of the Code of Federal Regulations, (the “Applicable Servicing Criteria”) which the Asserting Party has concluded are applicable to the insurance escrow servicing activities it performs with respect to all mortgage backed securities transactions that were registered after January 1, 2006 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Platform Transactions”). The Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the Applicable Servicing Criteria.

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the Reporting Period with respect to the Platform Transactions.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of and for the Reporting Period.

American Security Insurance Company

Standard Guaranty Insurance Company

TrackSure Insurance Agency, Inc.

/s/ John Frobose

By: John Frobose

President of American Security Insurance Company

and Standard Guaranty Insurance Company, and

Sr. Vice President of TrackSure Insurance Agency, Inc.

Date: February 14, 2014